UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Gevo, Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the year ending December 31, 2024. As a result of this process, on June 3, 2024, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for year ending December 31, 2024. Also on June 3, 2024, the Company, with the approval of the Audit Committee, dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm, effective immediately.

The reports of Grant Thornton on the Company’s financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2023 and 2022, and in the subsequent interim period through June 3, 2024, there were (i) no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company, and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in the Company's internal control over financial reporting, as previously reported in Part I. Item 4. “Controls and Procedures” in the Company's quarterly report on Form 10-Q for the period ended September 30, 2023, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 14, 2023, related to the ineffective design of internal controls to identify and evaluate the existence of, and accounting for, variable interest entities.

As reported in the above referenced quarterly report filed with the SEC, the Company's Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures were not effective as of September 30, 2023 due to such material weakness. The Company's management and the Audit Committee are committed to maintaining a strong internal control environment and the material weakness has been fully remediated as of December 31, 2023, as previously reported in Part II. Item 9A. “Controls and Procedures” in the Company's annual report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024.

The Company and the Audit Committee have discussed this reportable event with Grant Thornton and has authorized Grant Thornton to respond fully to the inquiries of Deloitte concerning such material weakness.

The Company provided Grant Thornton with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Grant Thornton provide the Company with a letter addressed to the Securities and Exchange Commission confirming their agreement with the disclosure contained herein concerning Grant Thornton. A copy of Grant Thornton’s letter, dated June 7, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2023 and 2022, and in the subsequent interim period through June 3, 2024, neither the Company nor anyone on its behalf consulted Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

In approving the selection of Deloitte as the Company’s independent registered public accounting firm, the Audit Committee considered all relevant factors, including any non-audit services previously provided by Deloitte to the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter of Grant Thornton LLP to the Securities and Exchange Commission, dated June 7, 2024
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: June 7, 2024	By:	/s/ E. Cabell Massey
E. Cabell Massey Vice President, Legal and Corporate Secretary